UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2008
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Capital Growth Systems, Inc.
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(Exact Name of Registrant as Specified in Its Charter)

Florida --------------------------------------	0-30831 -------------------------------	65-0953505 ----------------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 2060, Chicago, Illinois 60661
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(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400
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(Registrant's Telephone Number, Including Area Code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Material Contracts.

Securities Purchase Agreement and Related Ancillary Agreements.

On March 11, 2008, Capital Growth Systems, Inc. (the “Company”) entered into a securities purchase agreement pursuant to which it will complete a private placement of $19 million of securities (“Purchase Agreement”) with a number of investors (“Purchasers”). The securities are comprised of (i) variable rate senior secured convertible debentures (“Debentures”) in an aggregate principal amount of $19 million, convertible into common stock of the Company (“Common Stock”) at $0.50 per share (the “Conversion Price”; representing 38 million shares of Common Stock on an as-converted basis, subject to possible adjustment as discussed below); and (ii) one warrant per Debenture, providing a right to purchase 50% of the number of shares of Common Stock purchasable with the original principal amount of the Debentures, at a price of $0.73 per share (subject to possible adjustment as discussed below) having a term ending five years from the closing date. The Closing of the transactions contemplated by the Purchase Agreement is subject to the receipt by the Company’s current secured senior lender of all amounts due and owing to it under its Credit Agreement with the Company. The receipt of such funds is expected to occur March 12, 2008.

The Securities Purchase Agreement and its related ancillary agreements (i.e., Variable Rate Senior Secured Convertible Debenture, Registration Rights Agreement, Common Stock Purchase Warrant, Security Agreement, and Subsidiary Guarantee) are attached as Exhibits to this Form 8-K and are also summarized below.

The Company expects to apply approximately $8.9 million of the proceeds from the sale of the Debentures to pay off outstanding indebtedness, and approximately $1.7 million of the proceeds to pay advisory fees to Capstone Investments and Aequitas Capital Management, Inc. The remaining proceeds will be retained for working capital purposes. The Company will also issue to CapStone a warrant to purchase 2,660,000 shares of Common Stock. Such warrant will contain substantially similar terms and conditions (including exercise price and expiration date) to the Warrants issued to the Purchasers and described herein, but does not carry registration rights.

The Company has affirmative obligations under the Purchase Agreement to: (i) timely file all required reports under the Securities Act of 1934; (ii) promptly deliver the shares of Common Stock purchased by the Purchasers pursuant to conversion of their Debentures or exercise of the Warrants and is subject to liquidated damages of $10 per $1,000 of securities (with the value computed based on a volume weighted average pricing or “VWAP” formula) for each day that it is late with respect to effecting such deliveries, increasing to $20 per $1,000 of securities should it fail to make such delivery commencing five trading days after failing to meet this obligation; (iii) indemnify the Purchasers against enumerated liabilities in the event of actions taken against them in certain instances; (iv) reservation at all times of a sufficient amount of Common Stock to enable it to meet its obligations under the Purchase Agreement (to cover the maximum amount of shares purchasable under the Debentures and Warrants, and dividing that sum by 0.75; and (v) provide a right of first refusal to the Purchasers to participate in up to 30% of any subsequent financings by the Company other than with one excepted purchaser.

The Purchase Agreement contains a number of negative covenants for so long as the Debentures remain outstanding, which include a prohibition against: (i) claiming that any Purchaser is an “Acquiring Person” under any shareholder rights plan; (ii) providing material nonpublic information to the Purchasers or their counsel, absent execution by the applicable Purchaser(s) of a confidentiality agreement regarding such information; (iii) using the proceeds to satisfy any Company debt (other than that debt specifically set forth in the Purchase Agreement), redeem any Common Stock or settle any outstanding litigation; (iv) issuing any Common Stock or Common Stock equivalent at an effective price per share of less than the initial conversion price of the Debentures; (v) until the declaration of effectiveness of the required registration statement, issuing any Common Stock at any price; (vi) entering into certain enumerated variable rate transactions where the pricing of the equity securities of the Company is subject to a variable formula; (vii) uneven treatment with respect to the Purchasers; and (viii) effectuating a reverse or forward split of the Common Stock without the written consent of the Purchasers holding a majority in principal amount outstanding of the Debentures.

Debentures. The Debentures mature five years from the closing date. Each Debenture contains a 5% coupon for the first two years and a 10% coupon for the last three years. The coupon shall be paid quarterly in arrears and may, at the Company’s option, be paid in cash or in shares of Common Stock valued at the lesser of (a) the Conversion Price, or (b) 90% of the lesser of (X) the average VWAP of the Common Stock of the Company for the twenty consecutive trading days ending on the trading day that is immediately prior to the date of the interest payment, or (Y) the average of the VWAP for the twenty consecutive trading days ending on the trading day that is immediately prior to the date the shares of common stock are issued and delivered; provided that the payment in kind option shall not apply to the extent the Company needs to exclude the shares underlying the payment in kind option to ensure that it has reserved a sufficient number of shares to covert the exercise of Common Stock underlying the Debentures and Warrants. A late fee of 16% per annum is payable with respect to any late payments.

During the first year, the Company will have the right to call up to 25% of the Debentures outstanding at 105% of their stated value (plus all interest that would have accrued on the prepaid amount were the Debentures held to maturity). After the first year, the Company may call up to 100% of the Debentures upon tender of the full amount owing with respect to the Debentures (plus all interest that would have accrued on the prepaid amount were the Debentures held to maturity), if: (i) the “Equity Conditions” are met; and (ii) the VWAP of the Company’s Common Stock for the twenty consecutive trading days immediately preceding the delivery of notice of prepayment exceeds 200% of the Conversion Price. The “Equity Conditions” include, among other things: (i) the requirement that the shares of Common Stock underlying the Warrants are either registered or eligible for resale without volume limitation under Rule 144; (ii) the Company has honored all prior redemption requests; (iii) there are sufficient reserved shares underlying the Debentures and Warrants; (iv) the Common Stock is trading on the OTC Bulletin Board or Nasdaq and will be doing so for the foreseeable future; (v) there is no event of default in place (or which could occur with the passage of time) with respect to the Purchase Agreement or any of the associated documents; (vi) the holder would not hold over the Exercise Limit (as defined below) of the Company’s outstanding Common Stock; and (vii) the daily trading volume of the Company’s Common Stock was 300,000 or more shares (split adjusted) for the twenty trading day measurement period. On the 210th day anniversary of the closing, the Conversion Price on all Debentures still outstanding shall be reset to the 90% of the VWAP for the five trading days immediately prior to the 210th day following the closing date (but only if such amount is less than the then-current Conversion Price).

The Debentures are convertible from time to time at the option of their holders at the “Conversion Price.” The “Conversion Price” is $0.50 per share, subject to adjustment to account for: (i) forward and reverse splits and other extraordinary transactions; and (ii) a full ratchet clause which effectively lowers the purchase price to the lowest price at which there is any subsequent placement of the Company’s Common Stock (or securities exchangeable into or convertible into or exercisable into Common Stock) placed at a price below the Conversion Price then in effect, (with the exception of certain detailed “Exempt Issuances,” which include issuances pursuant to any existing options or warrants to acquire Common Stock currently in place). A similar Conversion Price adjustment applies to the extent of the value of any rights offerings made by the Company entitling stockholders to subscribe for securities at a price below the Conversion Price for the Debentures. In addition, the Debentures have protective provisions that effectively call for the issuance of additional securities to the holders as if they were shareholders in connection with any subsequent distributions of cash or securities to the holders of the Common Stock. The Company has an affirmative obligation to notify the Debenture holders of events that cause an adjustment in the conversion price for the Debentures. There is a limitation of conversions of Debenture principal or interest resulting in a holder owning greater than 4.99% of the Company’s Common Stock subject to an increase, with the prior consent of the holder, to 9.99% (the “Exercise Limit”). As noted above with respect to share transfers, there is a liquidated damages obligation of the Company of $10 per trading day per $1,000 of Common Stock (increasing to $20 per trading day per $1,000 of Common Stock) after three trading days, to the extent that the Company fails to timely provide to the Purchasers the stock certificates to which they are entitled upon conversion of Debenture indebtedness to Common Stock.

The Debentures contain a “Buy-In” liability to the Company should it fail to timely deliver certificates following a conversion notice, which effectively holds the Company liable for the loss the holder would incur in the event it sold any of the shares relating to a conversion notice and then was forced to buy the underlying shares to effect the trade due to the Company’s failure to timely deliver the certificate.

The Debentures also provide that in the event of a “Fundamental Transaction,” then the Debenture holders shall be entitled to receive the same kind and amount of securities, cash, or property that it would have received if the holder converted the Debenture immediately prior to the Fundamental Transaction. “Fundamental Transactions” include: (i) mergers or consolidations of the Company with or into another entity; (ii) sale by the Company of all or substantially all of its assets; (iii) certain tender offers or exchange offers whereby the Company’s stockholders can exchange their shares for other securities, cash or property; and (iv) certain reclassifications of the Company’s Common Stock or compulsory share exchanges effectively converting the Company’s securities into those of another entity.

The Debentures contain certain negative covenants (which can be waived by the holders of 67% or more of the outstanding Debentures) and which negative covenants include: (i) the incurrence of any addition indebtedness (other than indebtedness outstanding on the purchase date of the Debentures and up to $250,000 of purchase money financing in connection with asset acquisitions); (ii) the incurrence of any liens other than liens resulting from permitted indebtedness, liens for taxes or other governmental charges not yet due, or being contested in good faith, and liens imposed by law which were incurred in the ordinary course of business; (iii) amendments to the Company’s charter or bylaws in a manner that would adversely impact the Debenture holders; (iv) repurchases of stock of the Company with the exception of certain limited repurchases of stock owned by former employees; and (v) payment of cash dividends or other distributions with respect to the Company’s securities.

The Debentures provide that the holders can accelerate the indebtedness evidenced by the Debentures in the event of the occurrence of an “Event of Default” and failure to cure within the applicable cure period (not to exceed five trading days for monetary defaults, seven trading days following delivery of notice of nonmonetary defaults, or ten trading days following the date of a default where the Company knew of the default) if any; “Events of Default” include the breach by the Company of any of the obligations of the Company pursuant to the Debentures or any of the other transaction documents (i.e., the Purchase Agreement or the associated agreements in connection therewith) or any other material agreement to which the Company (or any subsidiary) is a party, any representation or warranty being untrue or incorrect at the time made in any material respect; certain insolvency events with respect to the Company or material subsidiaries, or defaults with respect to any mortgage, credit agreement or other facility which involves an obligation in excess of $150,000, cessation of listing of the Company’s Common Stock for five consecutive trading days, a Change of Control transaction (including changes of beneficial ownership of the Company in excess of 40%; mergers or consolidations where the shareholders of the Company immediately prior to the transaction hold less than 60% of the aggregate voting power of the Company or successor after the transaction; sales of substantially all of the assets of the Company to a purchaser of which the shareholders of the Company prior to the transaction own less than 60% of the voting power of the acquiring entity; or a replacement over a three-year period of over half of the members of the Company’s board of directors where the replacement directors were not approved by a majority of the current directors or directors that were duly approved by such persons), failure to meet the public reporting requirements of the Company under Rule 144 with respect to the “Registrable Securities” covered by the Registration Rights Agreement, the effectiveness of the registration statement that has been declared effective lapses and the holders of the Registrable Securities are unable to resell the Registrable Securities for thirty consecutive trading days or forty five total trading days during any one year period (subject to certain qualifications), failure to timely deliver stock certificates, loss of eligibility of the Common Stock for trading on its trading market; the Company shall agree to sell all or substantially all of its assets or be party to a Fundamental Transaction or a Change in Control Transaction; and the entering against the Company of any monetary judgment for more than $50,000 which remains unvacated, unbonded, or unstayed for a period of forty five days.

Warrants. The Purchase Agreement calls for the issuance of Warrants comprising the right to purchase up to 50% of the shares issuable per the Debentures (19 million shares of Common Stock in the aggregate for all of the Warrants) at an exercise price of $0.73 per share (subject to adjustment as discussed below). The Warrants expire five years from the closing date. The Warrants may be exercised for cash or on a cashless basis.

Exercise of the Warrants is for cash only, provided however, if by six-month anniversary following their date of issuance an effective registration statement is not in place for the underlying shares, then the holders shall have a right to exercise the Warrants on a cashless basis. Upon exercise of a Warrant, the Company has an obligation to promptly deliver the underlying shares and is subject to a liquidated damages clauses comparable to those applicable to the Debentures, for: (i) failure to timely deliver the certificates for the purchased Common Stock as a result of exercise of the Warrants; or (ii) losses incurred by the Warrant holder as a result of having to effect a Buy-In of Common Stock to cover any sale of the shares corresponding to the Warrant exercise, where the Company failed to timely delivery to the holder the shares of Common Stock related to the Warrant exercise.

The $0.73 per share exercise price for the Warrants is subject to adjustment for stock splits and other extraordinary corporate events. In addition, the Warrants contain a full ratchet adjustment mechanism for the applicable purchase price comparable to the full ratchet adjustment mechanism applicable to the exercise price for the conversion of Debenture indebtedness into equity of the Company, as well as a conversion modification to account for distributions of cash, securities or other property to stockholders of the Company. The Company has an affirmative obligation to notify the Warrant holders of adjustments to the exercise price of the Warrants.

As with the Debentures, there is a limitation on the amount of Common Stock issuable to a Warrant holder to 4.99% of the outstanding Common Stock of the Company, subject to an increase with the written consent of the holder to 9.99%. In addition, the Warrants call for similar rights in the event of Fundamental Transactions.

Registration Rights Agreement. The Company has entered into a “Registration Rights Agreement,” pursuant to which it is obligated to file a registration statement to register all or the maximum amount permitted by the SEC (collectively the “Maximum Amount”) of the Common Stock of the Company underlying the Debentures and Warrants (subject to the obligation to file one or more subsequent registration statements as necessary to register the remaining unregistered shares until all of the underlying securities are eligible for resale under Rule 144 without volume limitation), which contains certain liquidated damages if not timely filed. The Company has agreed that it shall file to register all of the shares of Common Stock underlying the Debentures and Warrants (“Registrable Securities”) promptly following the closing of the offering pursuant to the Purchase Agreement (“Closing Date”), subject to cutback of the amount to be registered if required by the SEC pursuant to Rule 415 (subject to the obligation in such event to subsequently register the unregistered securities by September 30, 2008). It is obligated to: (i) file a registration statement pursuant to the Securities Act of 1933 on the earlier of the fifteenth calendar day following the date if files its annual report on Form 10 or May 1, 2008; (ii) cause the registration statement to be declared effective no later than sixty days following the filing date (or ninety days following the filing date if the registration statement undergoes a “full review” by the Securities and Exchange Commission; (iii) telephonically request the declaration of effectiveness of the registration statement at 5:00 p.m. New York time on a trading day; (iv) immediately notify the holders of the declaration of effectiveness of the registration statement on the same day that it confirms such effectiveness with the SEC; (v) file a prospectus with the SEC, as required by Rule 424 within one day of the declaration of effectiveness; (vi) following the declaration of effectiveness of the registration statement, the Company is obligated to maintain the continuous effectiveness of the Registration Statement (except for a period equal to thirty calendar days in the event of negotiation of a merger or other extraordinary transaction that would render the disclosures in the prospectus inaccurate, or sixty calendar days during any twelve month period); this obligation to maintain effectiveness is to continue until the earlier of the sale of all of the Registrable Securities or the eligibility for resale of all of the Registrable Securities under Rule 144. Failure to meet any of the foregoing obligations constitutes and “Event,” which subjects the Company to liquidated damages of 2% for each month in which it occurs and on each monthly anniversary thereof, of a liquidated damages obligation equal to 2% of the original principal amount of the Debenture of the holder, subject to an aggregate cap of 12% of the original principal amount of the Debenture, payable in cash unless otherwise agreeable to the Company and the Debenture holder (and interest accrues on unpaid liquidated damages at 18% per annum).

The Company has an obligation during the registration process to provide to each Debenture holder no less than five trading days prior to the filing of each registration statement and no less than one trading day prior to the filing of any related prospectus or amendment or supplement thereto, with a copy of the proposed filing, and shall have an obligation to address any reasonable objections provided by holders of a majority of the Registrable Securities. The Company has an obligation to provide questionnaires to the holders relative to the information to be included in the registration statement regarding them, to be timely completed by the holders.

The Company has an obligation to: (i) file the necessary post effective amendments to the registration statement and prospectus to be used by the holders of the Registrable Securities [to keep the registration statement continuously effective until all the Registrable Securities are eligible for resale pursuant to Rule 144]; (ii) file all required supplements; (iii) respond promptly to comments received from the Commission and provide copies of all applicable correspondence to the holders of the Registrable Securities; and (iv) comply in all material respects with the requirements of the Securities Act of 1933 for the legal methods of disposition by the holders of the Registrable Securities.

There is an obligation to file a new registration statement at such point in time as the amount of Registrable Securities exceeds the amount of securities then registered. There are obligations to notify the holders of Registrable Securities of the occurrence of numerous events which in certain events will include the need to suspend trading on the occurrence of certain events, including: (i) (A) when a prospectus or prospectus supplement is proposed to be filed; (B) when the SEC advises that a review will be effected or when comments are received; and (C) on the effectiveness of a registration statement or post effective amendment thereto; (ii) of any request by the SEC or other applicable government authority for amendments or supplements to the foregoing; (iii) the issuance of stop orders or similar proceedings; (iv) the receipt of notifications of suspension of permission for sale of securities; (v) the occurrence of an event or the passage of time where action must be taken to amend the registration statement to ensure that it does not misstate any material facts or omit to state any material facts; and (vi) the occurrence of material events regarding the Company under certain circumstances which the Company believes may not be in the Company’s best interest to continue the availability of the registration statement, provided that such information must be maintained on a confidential basis until publicly disclosed.

The Registration Rights Agreement contains detailed delivery requirements to the holders of the Registrable Securities as well as the obligation to meet applicable NASD and state blue sky requirements. The Company is obligated to cover all of the costs of registration of the Registrable Securities and to provide detailed indemnification to the holders of the Registrable Securities for loss, liability and legal expenses associated with the same.

Security Agreement. The Company and all of its subsidiaries (each, a “Debtor”) entered into a Security Agreement (in addition to the UK Security Agreement, which as noted above, the Company expects will be executed in a few days) pursuant to which they granted to the Purchasers a security interest in all of the assets of the Debtors (the “Collateral”), including a pledge by the Company of all of the capital stock of each of its subsidiaries. The Purchasers appointed one of the Purchasers to act as their Agent under the Security Agreement. Pursuant to the Security Agreement (i) no Debtor may sell any Collateral except in the ordinary course of business; (ii) each Debtor shall preserve its Collateral and maintain sufficient insurance with respect thereto; (iii) no Debtor will change its name, type of organization or jurisdiction of organization; and (iv) there are numerous reporting obligations should any of the Collateral be moved or should the Company or any of its subsidiaries change its central office or name. Upon an Event of Default, the Agent may exercise all rights available to any of the Purchasers, including taking possession of the Collateral and to operate the business of each Debtor.

Subsidiary Guarantee. Each of the active subsidiaries of the Company entered into a guarantee with the Purchasers whereby they guaranteed the full amount of obligations of the Company with respect to the Debentures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see response under Item 1.01 Material Contracts, which details the sale of the Debentures and the financial obligations created thereby.

Item 3.02 Unregistered Sales of Securities.

Please see response under Item 1.01 Material Contracts, which details the issuances of rights to acquire unregistered Common Stock of the Company. All such issuances were made in reliance upon exemptions from registration under the Securities Act of 1933 in reliance upon Section 4(2) and/or Regulation D promulgated under the Securities Act of 1933.

In addition, in connection with the Purchase Agreement, Capstone Investments will be issued a warrant to purchase 2,660,000 shares of Common Stock at $0.73 per share, exercisable for a five-year period. This was in addition to a warrant to purchase 2,500,000 shares of Common Stock at $0.50 per share dated November 7, 2007 issued to Capstone Investments in connection with a prior advisory agreement. Capstone has waived the registration rights with respect to the 2,500,000 share warrant.

Item 9.01 Exhibits.

10.1 Securities Purchase Agreement dated March 6, 2008 and Exhibits.

10.2 Form of Capstone Investments Warrant for 2,660,000 shares.

10.3 Form of Capstone Investments Warrant for 2,500,000 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2008

CAPITAL GROWTH SYSTEMS, INC.

By:	/s/Jim McDevitt
Jim McDevitt
Chief Financial Officer

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